                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                        DATE OF REPORT - AUGUST 26, 2002
                        (Date of earliest event reported)



                                 ALKERMES, INC.
             (Exact name of Registrant as specified in its charter)



      PENNSYLVANIA                  0-19267                    23-2472830
(State of incorporation)     (Commission file number)        (IRS employer
                                                          identification number)




                88 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)


                            AREA CODE (617) 494-0171
                               (Telephone number)

ITEM 5.       OTHER INFORMATION.

                  On August 26, 2002, Alkermes, Inc. (the "Company") reduced its workforce by 122 employees, representing approximately 23% of the Company's employees. This reduction in workforce will reduce the total number of Company employees to 419 from 541 employees. The reduction is across all functions of the Company. Affected employees were offered a severance package that included severance pay, continuation of benefits and outplacement services. In connection with the reduction in workforce, the Company plans to close its medical affairs office located in Cambridge, England.

                                   SIGNATURES


              Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated: August 27, 2002                      Alkermes, Inc.



                                            By: /s/ James M. Frates
                                                --------------------------------
                                                James M. Frates
                                                Vice President, Chief Financial
                                                Officer, and Treasurer